UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Soliciting Material Pursuant to Section 240.14a-12

Axiall Corporation

(Name of Registrant as Specified In Its Charter)

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On May 4, 2016, Axiall Corporation furnished the following documents to its stockholders: (1) a letter from the CEO and (2) a press release. Each document is set forth below.

Dear Fellow Axiall Stockholder:

2015 was a transformative year for Axiall. I was honored and humbled when the board asked me to serve as interim president and CEO in July, and then again when I was selected in November as Axiall’s new president and CEO. During 2015, your management team took aggressive action to improve long term shareholder value, including actions that will provide a path to secure ethylene at producer economics, optimize our portfolio of assets and businesses and reduce our cost structure. We also paid more than $46 million in dividends to stockholders in 2015.

In 2015 and into 2016, we have taken great strides towards improving our ethylene supply portfolio, which represents our largest operating cost. Along with our partner Lotte Chemical, in December 2015, we announced the construction of a new state-of-the-art ethylene manufacturing plant. This project is a major step forward in addressing our long-term strategy for ethylene as we believe it provides both an actionable and an affordable path to substantial ethylene integration, and we look forward to its expected completion in early 2019.

We completed two portfolio initiatives last year that helped us focus on our core chlor-alkali and vinyls business. First, in April 2015, we sold the specialty phosgene derivatives unit operating in La Porte, Texas. Second, in September, we sold our aromatics business, including the Pasadena, Texas chemical manufacturing facility. We also initiated a strategic review of our building products business. To optimize the value for our most profitable building products divisions, we sold our building products’ window and door profiles business unit and a small compound additives business in the first quarter of 2016. Today we are in the process of divesting the remaining building products business, and we expect this to conclude with an announced transaction by the end of the second quarter or early third quarter of 2016.

We expect to improve our productivity and reduce annual costs by approximately $100 million on a run rate basis by the end of 2016. We have already taken actions expected to achieve substantially all of this goal. We are taking additional steps to improve our cost competitiveness, including: converting our Natrium, West Virginia plant power source from coal to natural gas, which is expected to result in one of the lowest-cost plants outside of the Gulf Coast region; completing implementation of our new enterprise resource planning system; and adding capacity to convert more of our VCM into PVC.

Finally, as we shared in last year’s letter, we began an enterprise-wide initiative to support Axiall’s first cultural belief – “Drive to Zero” – focused on safety. During the year, we conducted specialized training about safety behaviors for our employees, which helps us to reinforce our safety culture. We already have seen substantial improvement in our safety performance. Safety in the workplace has been and remains our primary objective at Axiall.

In short, Axiall’s Board and management team have taken bold, decisive actions to enhance shareholder value by strengthening, positioning and transforming Axiall’s businesses for growth and increased profitability. We are reshaping our asset portfolio as well as improving our cost structure and operations. We will continue to build and execute with discipline on these actions in 2016 to ensure that Axiall enters 2017 as a more focused company. With no significant new capacity coming to market over the next several years, we anticipate favorable market conditions ahead. As we pursue our building products divestiture process and our cost and productivity improvement efforts, we believe we will be much better positioned as the cycle for our business improves. We believe this is the right combination of actions to create value for our stockholders.

On behalf of all Axiall employees, we thank you for your support.

Sincerely,

Timothy Mann, Jr.

President and Chief Executive Officer

Axiall Corporation

May 4, 2016

Additional Information

In connection with its 2016 annual meeting of stockholders (the “2016 Annual Meeting”), Axiall has filed a definitive proxy statement and other documents regarding the 2016 Annual Meeting with the Securities and Exchange Commission (“SEC”) and has mailed the definitive proxy statement and a WHITE proxy card to each stockholder of record entitled to vote at the 2016 Annual Meeting. STOCKHOLDERS ARE ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain the documents free of charge at the SEC’s website, www.sec.gov, and from Axiall at its website, www.axiall.com, or 1000 Abernathy Road NE, Suite 1200, Atlanta, GA 30328, Attention: General Counsel.

Forward-Looking Statements Disclaimer

This letter contains “forward-looking statements” as defined in, and subject to the safe harbor provisions of, the federal securities laws. These forward-looking statements relate to, among other things, Axiall’s anticipated financial performance and prospects; Axiall’s plans and objectives for future operations; and statements relating to the solicitation of proxies of Axiall’s stockholders in connection with the 2016 Annual Meeting. Forward-looking statements are based on management’s assumptions regarding, among other things, general economic and industry-specific business conditions and the continued execution of Axiall’s business strategy, and actual results may be materially different. Risks and uncertainties inherent in these assumptions include, but are not limited to, uncertainties regarding future actions that may be taken by Westlake in furtherance of its unsolicited acquisition proposal or its nomination of director candidates for election at the 2016 Annual Meeting; potential operational disruption caused by Westlake’s future actions that may make it more difficult to maintain relationships with customers, employees or suppliers; the results of Axiall’s process to sell its Building Products business and the proceeds, if any, realized therefrom, as well as Axiall’s consideration of strategic alternatives generally; Axiall’s ability to successfully implement its strategy to create sustainable, long-term stockholder value; Axiall’s ability to successfully implement and administer its cost-saving initiatives (including its restructuring programs) and produce the desired results (including projected savings); future prices for Axiall’s products; industry capacity levels for Axiall’s products, raw materials and energy costs and availability, and feedstock availability and prices; changes in governmental and environmental regulations; the adoption of new laws or regulations that may make it more difficult or expensive to operate Axiall’s businesses or manufacture its products; Axiall’s ability to generate sufficient cash flows from its business; future economic conditions in the specific industries to which Axiall’s products are sold; global economic conditions; competition within Axiall’s industry; complications resulting from Axiall’s multiple enterprise resource planning (“ERP”) systems and the implementation of its new ERP systems; Axiall’s failure to adequately protect its data and technology systems; costs resulting from complications or delays relating to Axiall’s arrangements with Lotte Chemical USA Corporation related to the ethane cracker (ethylene manufacturing plant) being constructed in Lake Charles, Louisiana; Axiall’s failure to realize the benefits of, and/or disruptions resulting from, any asset dispositions, asset acquisitions, joint ventures, business combinations or other transactions; and other factors discussed in Axiall’s SEC filings from time to time, including Axiall’s Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent quarterly reports on Form 10-Q. The risks and uncertainties above are not the only risks Axiall faces. Additional risks and uncertainties not presently known to Axiall or that it believes to be immaterial also may adversely affect Axiall. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on Axiall’s business, financial condition and results of operations. Axiall does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Axiall Files Definitive Proxy Materials

Discloses Ongoing Discussions with Multiple Parties Regarding Potential Strategic Alternatives

Details Axiall’s Efforts to Engage with Westlake

Recommends Stockholders Vote the WHITE Proxy Card FOR All Nine

of Axiall’s Highly Qualified and Experienced Directors

ATLANTA – May 4, 2016 – Axiall Corporation (NYSE: AXLL) today announced that it has filed definitive proxy materials with the SEC in connection with its 2016 annual meeting of stockholders to be held on June 17, 2016. Axiall stockholders of record as of the close of business on May 4, 2016 will be entitled to vote at the meeting.

The Axiall Board of Directors strongly recommends that stockholders vote on the WHITE proxy card “FOR” all nine of Axiall’s highly qualified and experienced directors: William L. Mansfield (Independent, Non-Executive Chairman), T. Kevin DeNicola, Patrick J. Fleming, Robert M. Gervis, Victoria F. Haynes, Timothy Mann, Jr., Michael H. McGarry, Mark L. Noetzel and David N. Weinstein.

As outlined in its definitive proxy materials, Axiall’s Board and management team are keenly focused on maximizing long-term stockholder value and remain open to all options to achieve that objective. Axiall’s Board has authorized management, with the assistance of the company’s independent advisors, to explore strategic alternatives including a potential sale of all or part of the company.

Westlake Chemical Corporation is seeking to replace all members of the Axiall Board to further its takeover bid, which the Axiall Board rejected as opportunistic and inadequate. Axiall believes that changing the Axiall Board now will necessarily delay the strategic process as new directors would be essentially starting over, and that the addition of directors nominated and compensated by Westlake could have a chilling effect on other parties in the process.

The proxy materials further detail the efforts made by Axiall’s Board and management team to engage with Westlake and its advisors. Over the last several months, Axiall’s management team and independent directors, including our independent Chairman, have conducted discussions with Westlake. Axiall has signed a confidentiality agreement with Westlake and provided Westlake with substantial non-public information, including an extensive in-person management presentation, numerous expert teleconference meetings and a virtual data room. After unilaterally cutting short discussions prior to what Axiall believed would be a critical meeting regarding synergies that could be achieved through a potential transaction, Westlake submitted its revised proposal. After Axiall’s Board rejected the revised proposal on March 31, Westlake chose to formally terminate negotiations, despite the Axiall Board informing Westlake that Axiall is not opposed to a strategic transaction that delivers full and fair value to Axiall stockholders.

Axiall has furnished substantial information to and held discussions with a number of third parties regarding its business and prospects, as well as synergies that could be available in a combination involving the company. Axiall has not determined to pursue any strategic alternative at this time, and there can be no assurance that any transaction will result from any of these discussions.

However, as evidenced by the discussions with Westlake and other parties, the Axiall Board remains committed to acting in the best interests of all Axiall stockholders, including considering a transaction involving the sale of Axiall if available at a price that the Axiall Board believes fairly compensates stockholders for the high quality of Axiall’s assets, the growth potential of its business and the powerful synergies available in a possible combination.

The discussions between Axiall and Westlake were conducted pursuant to a confidentiality agreement that includes standstill provisions that permit Westlake to make proposals to acquire Axiall and pursue nominations to Axiall’s Board of Directors at its 2016 annual meeting of stockholders, but prohibit Westlake from making a tender or exchange offer to Axiall stockholders or buying additional Axiall stock before September 15, 2016 (or earlier in certain events).

Morgan Stanley & Co. LLC and Barclays are acting as financial advisors to Axiall and Jones Day is acting as legal counsel. The Axiall Board has retained Weil, Gotshal & Manges LLP as its counsel.

About Axiall

Axiall Corporation is a leading integrated chemicals and building products company. Headquartered in Atlanta, Axiall has manufacturing facilities located throughout North America and in Asia to provide industry-leading materials and services to customers. For more information, visit www.axiall.com.

For information related to the Axiall Corporation 2016 Annual Meeting of Shareholders please see www.axiall.com/2016-Annual-Meeting. Shareholders with questions may call our proxy solicitor, Innisfree M&A Incorporated, toll-free from the U.S. or Canada at (877) 456-3427, or at +1(412) 232-3651 from other locations.

Additional Information

In connection with its 2016 annual meeting of stockholders, Axiall has filed a definitive proxy statement and other documents regarding the meeting with the SEC and has mailed the definitive proxy statement and a WHITE proxy card to each stockholder of record entitled to vote at the meeting. STOCKHOLDERS ARE ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain the documents free of charge at the SEC’s website, www.sec.gov, and from Axiall at its website, www.axiall.com, or 1000 Abernathy Road NE, Suite 1200, Atlanta, GA 30328, Attention: General Counsel.

Forward-Looking Statements Disclaimer

This release contains “forward-looking statements” as defined in, and subject to the safe harbor provisions of, the federal securities laws. These forward-looking statements relate to, among other things, Axiall’s anticipated financial performance and prospects; Axiall’s plans and objectives for future operations; and statements relating to the solicitation of proxies of Axiall’s stockholders in connection with the 2016 Annual Meeting. Forward-looking statements are based on management’s assumptions regarding, among other things, general economic and industry-specific business conditions and the continued execution of Axiall’s business strategy, and actual results may be materially different. Risks and uncertainties inherent in these assumptions include, but are not limited to, uncertainties regarding future actions that may be taken by Westlake in furtherance of its unsolicited acquisition proposal or its nomination of director candidates for election at the 2016 Annual Meeting; potential operational disruption caused by Westlake’s future actions that may make it more difficult to maintain relationships with customers, employees or suppliers; the results of Axiall’s process to sell its Building Products business and the proceeds, if any, realized therefrom, as well as Axiall’s consideration of strategic alternatives generally; Axiall’s ability to successfully implement its strategy to create sustainable, long-term stockholder value; Axiall’s ability to successfully implement and administer its cost-saving initiatives (including its restructuring programs) and produce the desired results (including projected savings); future prices for Axiall’s products; industry capacity levels for Axiall’s products, raw materials and energy costs and availability, and feedstock availability and prices; changes in governmental and environmental regulations; the adoption of new laws or regulations that may make it more difficult or expensive to operate Axiall’s businesses or manufacture its products; Axiall’s ability to generate sufficient cash flows from its business; future economic conditions in the specific industries to which Axiall’s products are sold; global economic conditions; competition within Axiall’s industry; complications resulting from Axiall’s multiple enterprise resource planning (“ERP”) systems and the implementation of its new ERP systems; Axiall’s failure to adequately protect its data and technology systems; costs resulting from complications or delays relating to Axiall’s arrangements with Lotte Chemical USA Corporation related to the ethane cracker (ethylene manufacturing plant) being constructed in Lake Charles, Louisiana; Axiall’s failure to realize the benefits of, and/or disruptions resulting from, any asset dispositions, asset acquisitions, joint ventures, business combinations or other transactions; and other factors discussed in Axiall’s SEC filings from time to time, including Axiall’s Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent quarterly reports on Form 10-Q. The risks and uncertainties above are not the only risks Axiall faces. Additional risks and uncertainties not presently known to Axiall or that it believes to be immaterial also may adversely affect Axiall. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on Axiall’s business, financial condition and results of operations. Axiall does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Contacts

Axiall Corporation

Investor Relations

Martin Jarosick, 1-770-395-4524

or

Media

Chip Swearngan, 1-678-507-0554

or

Joele Frank, Wilkinson Brimmer Katcher

Joele Frank, Michael Freitag, or Averell Withers, 1-212-355-4449